UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2010

Morgan Stanley Smith Barney Spectrum Select L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-19511	13-3619290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC, 522 Fifth Avenue, 14th Floor, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 296-1999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On December 28, 2010, the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and Sunrise Capital Management, Inc., a trading advisor for the Registrant (the “Trading Advisor”), amended the Amended and Restated Management Agreement by and among the Registrant, the General Partner and the Trading Advisor, dated as of June 1, 1998 (the “Management Agreement”) to: (a) reduce the monthly management fee rate, effective as of February 1, 2011, payable to the Trading Advisor from a monthly management fee rate equal to 1/4 of 1.00% (a 3.00% annual rate) to a monthly management fee rate equal to 1/12 of 2.00% (a 2.00% annual rate), and (b) increase the monthly incentive fee rate, effective as of February 1, 2011, payable to the Trading Advisor from a monthly incentive fee rate equal to 15% to a monthly incentive fee rate equal to 20%.

A copy of the Amendment No. 1 to Amended and Restated Management Agreement is filed herewith as Exhibit 10.03(a) and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10.03(a)	Amendment No. 1 to Amended and Restated Management Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

Date: January 3, 2011	By:	Ceres Managed Futures LLC
as General Partner

By:	/s/ Walter Davis
Name: Walter Davis
Title: President and Director